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                                                                   EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT



                                                           December 19, 1997


To those Stockholders of Premenos
Technology Corp. listed on Annex I
attached hereto

Dear Sirs:

         This letter will confirm that in order to induce Premenos Technology Corp., a Delaware corporation ("Premenos"), to consummate the transactions contemplated under that certain Merger Agreement, dated as of October 23, 1997, by and among Harbinger Corporation, a Georgia corporation ("Harbinger"), Olympic Subsidiary Corporation, a Delaware corporation and a wholly owned subsidiary of Harbinger ("Harbinger Sub"), and Premenos (the "Merger Agreement"), and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged and confirmed, Harbinger covenants and agrees with the stockholders of Premenos listed on Annex I attached hereto (collectively referred to as the "Stockholders" and individually as a "Stockholder" in this Agreement) as follows:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         Premenos Stock means the common stock, par value $.01 per share, of Premenos.

         Commission means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

         Harbinger Stock means the common stock, par value $.0001 per share, of Harbinger.

         Pooling Period means the period beginning at the Effective Time of the Merger and running through such time as financial results covering at least thirty days of combined operations of Harbinger and Premenos shall have been published by Harbinger within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies.

         Registration Expenses means the expenses so described in Section 8 of this Agreement.



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         Registration Shares means the shares of Harbinger Stock issued to the
     Stockholders pursuant to the Merger Agreement, the certificates representing which bear the legend set forth in Section 2 below.

         Securities Act means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

         Selling Expenses means the expenses so described in Section 8 of this Agreement.

         In addition to the foregoing defined terms, any capitalized terms used in this Agreement with out definition will have the meanings ascribed to such terms in the Merger Agreement.

         2. Harbinger Stock Legend. Each certificate representing the Registration Shares will be stamped or otherwise imprinted with a legend substantially in the following form:

         "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") IN A MERGER TRANSACTION SUBJECT TO RULE 145 UNDER THE ACT AND ARE HELD BY AN AFFILIATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN A TRANSACTION WHICH IS NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT AND IN THE CASE OF A TRANSACTION NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE ACT."

         Each certificate issued upon exchange or transfer of any such Registration Shares will bear the legend set forth in this Section 2, except that such certificate will not bear such legend if (i) such transfer is in accordance with the applicable provisions of Rule 145 under the Securities Act,
(ii) such transfer is made pursuant to an effective registration statement under the Securities Act, or (iii) Harbinger is provided with an opinion of counsel reasonably satisfactory to Harbinger to the effect that such transfer of the Registration Shares may be effected without registration under the Securities Act and that the transferee and any subsequent transferee (other than an affiliate of Harbinger) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

         3. Demand Registration.

         (a) At any time during the period beginning at the expiration of the Pooling Period and ending on the Termination Date, Mr. Lew Jenkins, as representative of the Stockholders


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under this Agreement (the "Representative"), may request on one occasion only that Harbinger register the Registration Shares under the Securities Act for public sale (the "Demand Rights"). Such Demand Rights request must be provided by the Representative to Harbinger in writing and must designate the specific number of Registration Shares proposed to be sold by each of the Stockholders in such public offering and the proposed plan of distribution for the Registration Shares. Prior to providing Harbinger with any such Demand Rights request, the Representative shall provide reasonable notice to the other Stockholder of his intention to so request a Demand Right and provide such other Stockholder with the opportunity to sell Registration Shares in connection with such registration.

         (b) Notwithstanding anything to the contrary set forth in this Section 3, Harbinger shall have no obligation hereunder to: (i) register Registration Shares if such registration involves 250,000 or fewer Registration Shares; or
(ii) maintain the effectiveness of any registration statement filed pursuant to this Section 3 for a period of time exceeding the Distribution Period.

         (c) Harbinger shall be entitled to delay undertaking efforts to register Registration Shares pursuant to this Section 3 if the Board of Directors determines in its sole discretion that such delay is in the best interest of Harbinger and its shareholders; provided, however, that in no event shall Harbinger be permitted hereunder to delay undertaking such efforts for a period of more than ninety (90) days from the date of receipt of the request for Demand Rights specified in Section 3 (a) of this Agreement.

         4. Incidental Registration. If at any time following the Pooling Period and prior to the Termination Date, Harbinger proposes to register any Harbinger Stock under the Securities Act (other than on Forms S-4, S-8 or any other form which does not permit registration of securities by selling stockholders for sale to the public for cash) in connection with the proposed offer and sale for cash either for its own account or on behalf of any holder of Harbinger Stock (but not any holder of any security convertible into or exchangeable or exercisable for Harbinger Stock), it will give written notice to each of the Stockholders of its intention to do so. Upon the written request of a Stockholder, given within five business days after receipt of any such notice, to register any of such Stockholder's Registration Shares, Harbinger will use its reasonable efforts to cause the Registration Shares as to which registration has been so requested to be included in the shares of Harbinger Stock to be covered by the registration statement proposed to be filed by Harbinger, all to the extent required to permit the sale or other disposition by such Stockholder (in accordance with its written request) of such Registration Shares so registered. If a registration effected pursuant to this Section 4 involves a firm commitment underwritten public offering, Harbinger shall have the sole right to select the managing underwriters. The managing underwriters for such offering shall have the authority to reduce the number of Registration Shares to be included in such registration if and to the extent they are of the opinion that inclusion of such Registration Shares would adversely affect the marketing of the Harbinger Stock to be sold under such offering. Any such reduction or cutback in the shares included in any such offering shall be effected in accordance with the following priorities: (a) First, the managing underwriters shall exclude shares ("Piggyback Shares") of Harbinger Stock included in such registration by stockholders (including the Stockholders) by virtue of incidental or piggyback registration rights (but not demand registration rights) granted to such stockholders, which exclusion shall be effected on a pro rata basis based upon the number of shares


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of Harbinger Stock so requested to be registered in such offering by all such stockholders proposing to sell Piggyback Shares, subject to any incidental registration rights which are superior to the registration rights of the Stockholders pursuant to this Section 4, which superior rights were granted prior to the date of this Agreement; and (b) Second, and only to the extent necessary and after the exclusion of all Piggyback Shares, the managing underwriters shall exclude shares of Harbinger Stock included in such registration by Harbinger and any stockholder of Harbinger who shall have exercised a demand registration right in connection with such offering, which exclusion shall be effected on a pro rata basis based upon the number of shares of Harbinger Stock proposed to be registered on behalf of Harbinger and on behalf of any such holder of demand registration rights. Notwithstanding anything to the contrary contained in this Section 4, if there is a firm commitment underwritten public offering of Harbinger Stock pursuant to which a Stockholder has incidental registration rights under this Section 4 and such Stockholder elects to sell Registration Shares in connection with such underwritten public offering, such Stockholder shall enter into an agreement (the "Lockup Agreement"), pursuant to which such Stockholder shall refrain from selling any Registration Shares (other than Registration Shares included in such Registration) then owned by such Stockholder during the period of distribution of Harbinger Stock by such underwriters and for a period of ninety days following the effective date of such registration.

         5. Registration Procedures. If and whenever Harbinger is required by the provisions of Sections 3 or 4 of this Agreement to effect the registration of any of the Registration Shares under the Securities Act, Harbinger shall, as expeditiously as practical:

         (a) prepare and file with the Commission a registration statement on the applicable form with respect to such Registration Shares and use its reasonable best efforts to cause such registration statement to become and remain effective for the Distribution Period, but no longer and to promptly notify the Stockholders of when such registration statement and any amendment to such registration statement becomes effective, and to provide the Stockholders with reasonable access to any written comments received from the Commission in connection with such registration and any written responses to such registration statement and any stop order received from the Commission in connection with such registration statement;

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective for the Distribution Period, but no longer, and to comply with the provisions of the Securities Act with respect to the disposition of all Registration Shares covered by such registration statement;

         (c) furnish to each Stockholder such number of copies of the registration statement and the prospectus included in such registration statement (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Registration Shares covered by such registration statement;

         (d) use its reasonable best efforts to register or qualify the Registration Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Stockholders or, in the case of an underwritten public offering, the managing underwriters, shall


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reasonably request; provided, however, that Harbinger shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

         (e) immediately notify each Stockholder selling Registration Shares under such registration statement and each underwriter, at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements in such registration statement not misleading in the light of the circumstances then existing and prepare a supplement to or an amendment to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated in such registration statement or necessary to make the statements in such registration statement not misleading in the light of the circumstances then existing;

         (f) use its reasonable best efforts to furnish, at the request of any Stockholder, on the date that Registration Shares are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing Harbinger in connection with such registration, addressed to the underwriters or broker(s) and to such Stockholder, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness of such registration statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement of such registration statement or prospectus, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission under the Securities Act (except that such counsel need express no opinion as to the financial statements and the other financial and statistical data contained or incorporated by reference in such registration statement or prospectus) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or broker(s), and (ii) a letter dated such date from the independent public accountants retained by Harbinger, addressed to the underwriters or broker(s) and to such Stockholder, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of Harbinger included or incorporated by reference in the registration statement or the prospectus, or any amendment or supplement of such registration statement or prospectus, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters may reasonably request; and

         (g) make available for inspection by each Stockholder, any underwriter participating in any distribution pursuant to such registration statement and any attorney, accountant or other agent retained by such Stockholder or underwriter, all financial and other records, pertinent corporate documents and properties of Harbinger, and cause Harbinger's officers, directors and


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employees to supply all information reasonably requested by any such
Stockholder, underwriter, attorney, accountant or agent in connection with such registration statement.

         The period of distribution (the "Distribution Period") of Registration Shares in a firm commitment underwritten public offering shall be deemed to extend until, but not beyond, such time as each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registration Shares in any other registration shall extend until, but not beyond, the earlier of the sale of all Registration Shares covered by such registration or seven (7) days following the effective date of the registration statement utilized in connection with such registration under the Securities Act. Harbinger shall have the right to deregister with the Commission any Registration Shares which remain unsold at the conclusion of any Distribution Period.

         6. Stockholders' Cooperation. In connection with each registration pursuant to Sections 3 and 4 of this Agreement, the Stockholders selling Registration Shares shall furnish in writing to Harbinger and any underwriter participating in such offering such information with respect to themselves and the proposed distribution by them as is reasonably necessary in order to assure compliance with federal and applicable state securities laws.

         7. Underwriting Agreement. In connection with each registration pursuant to Sections 3 or 4 of this Agreement covering an underwritten public offering, Harbinger and the Stockholders agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of Harbinger's size and investment stature; provided, however, that such agreement shall not contain any such provision applicable to Harbinger or the Stockholders which is inconsistent with the provisions of this Agreement; provided, further, however, that the time and place of the closing under said agreement shall be as mutually agreed upon between Harbinger and such managing underwriters.

         8. Expenses.

         (a) All expenses incurred by Harbinger in connection with the registration contemplated by Sections 3 and 4 of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for Harbinger, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, but excluding any Selling Expenses, are called "Registration Expenses" in this Agreement. All underwriting discounts, selling commissions and brokerage fees, fees and expenses of each of the Stockholder's counsel relating to the sale of Registration Shares are in this Agreement called "Selling Expenses."

         (b) The participating Stockholders shall pay all Registration Expenses in connection with each registration statement filed pursuant to Section 3 of this Agreement. In connection with registration statement filed pursuant to
Section 4 of this Agreement, each participating Stockholder shall pay such portion of the Registration Expenses associated with such registration as is equal to the ratio of the number of Registration Shares sold or proposed to be sold by such Stockholder in such registration in relation to the total number of shares sold or proposed


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to be sold by all parties under such registration statement. All Selling
Expenses in connection with any registration statement filed pursuant to Section 3 or 4 of this Agreement, shall be borne by the participating Stockholders in proportion to the number of Registration Shares sold or proposed to be sold by such Stockholders in such registration in relation to the total number of shares sold or proposed to be sold by all parties under such registration statement.

         9.  Indemnification.

         (a) In the event of a registration of any of the Registration Shares under the Securities Act pursuant to Section 3 or 4 of this Agreement, Harbinger will indemnify and hold harmless each Stockholder selling Registration Shares under such registration (a "Selling Stockholder"), each underwriter of Registration Shares under such registration, if any, each broker, dealer or any other similar person acting on behalf of such Stockholder and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect of this Agreement) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registration Shares were registered under the Securities Act pursuant to Sections 3 or 4 of this Agreement, any preliminary prospectus or final prospectus contained in such registration statement, or any amendment or supplement of this Agreement, or arise out of or are based upon the omission or alleged omission to state in such registration statement a material fact required to be stated in such registration statement or necessary to make the statements in such registration statement not misleading, and will reimburse each such Selling Stockholder, each such underwriter, broker, dealer or other person acting on behalf of such Stockholder and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Harbinger will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished to Harbinger in writing by such Selling Stockholder, such underwriter, broker, dealer or other person acting on behalf of such Stockholder or such controlling person in writing specifically for use in such registration statement or prospectus.

         (b) In the event of a registration of any of the Registration Shares under the Securities Act pursuant to Sections 3 or 4 of this Agreement, each Selling Stockholder under such registration, will indemnify and hold harmless Harbinger and each person, if any, who controls Harbinger within the meaning of the Securities Act, each officer of Harbinger who signs the registration statement, each director of Harbinger, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which Harbinger or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect of such losses, claims, damages or liabilities) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registration Shares were registered under


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the Securities Act pursuant to Section 3 or 4 of this Agreement, any preliminary prospectus or final prospectus contained in such registration statement, or any amendment or supplement of such registration statement this Agreement, or arise out of or are based upon the omission or alleged omission to state in such registration statement a material fact required to be stated in such registration statement or necessary to make the statements in such registration statement not misleading, and will reimburse Harbinger and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such Selling Stockholder will be liable under this Agreement in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Selling Stockholder, furnished in writing to Harbinger by such Selling Stockholder specifically for use in such registration statement or prospectus; provided, further, however, that the liability of each Selling Stockholder under this Agreement shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of shares sold by such Selling Stockholder under such registration statement bears to the total public offering price of all securities sold under such registration statement, but not to exceed the net proceeds received by such Selling Stockholder from the sale of Registration Shares covered by such registration statement.

         (c) Promptly after receipt by an indemnified party under this Agreement of notice of the commencement of any action, such indemnified party shall, if a claim in respect of such action is to be made against the indemnifying party under this Agreement, notify the indemnifying party in writing of such claim, but the omission so to notify the indemnifying party as provided in this Agreement shall not relieve the indemnifying party of its obligations under this
Section 9 except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give notice. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement of such action, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense of such action with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense of such action, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense of such action other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon advice of counsel that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.


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         (d) Notwithstanding the foregoing, in any such action, any indemnified party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (e) If the indemnification provided for in paragraphs (a) and (b) of this Section 9 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions referred to in such paragraphs, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party, as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of Harbinger, on the one hand, and such Selling Stockholder, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give the notice required under such paragraphs. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by Harbinger, on the one hand, or such Selling Stockholder, on the other hand, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Harbinger and the Stockholders agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if the Stockholders were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, the Selling Stockholders shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Registration Shares sold by each such Selling Stockholder was offered to the public exceeds the amount of any damages which they have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) is entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

         (f) The indemnification of underwriters provided for in this Section 9 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters. To the extent Harbinger agrees to provide such underwriters with indemnification rights which differ in substance from the rights offered the Selling Stockholders in this Section 9,


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then the indemnification of the Selling Stockholders in such underwriting shall at such Selling Stockholder's request be modified to conform to such terms and conditions.

         10. Changes in Harbinger Stock. To the extent that there are any changes in Harbinger Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights and privileges granted to the Stockholders under this Agreement shall continue with respect to the Registration Shares as so changed.

         11. Termination. Notwithstanding anything to the contrary set forth in this Agreement, this Agreement shall terminate and be of no further force or effect upon the earlier to occur of: (a) such time as the Stockholders shall be able to sell all remaining Registration Shares then outstanding within a three
(3) month period under Rule 144 under the Securities Act; (b) such time as the Stockholders shall have disposed of all of the Registration Shares; or (c) the date of the first year anniversary of the Closing Date (the "Termination Date"); provided, however, that no termination of this Agreement shall affect the parties obligations under Sections 8 and 9 of this Agreement, which Sections shall survive any termination of this Agreement.

         12.  Representations and Warranties of Harbinger and the Stockholders.

         (a)  Harbinger represents and warrants to the Stockholders as follows:

         (i) The execution, delivery and performance of this Agreement by Harbinger have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or Bylaws of Harbinger, or any provision of any material indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Harbinger; and

         (ii) This Agreement has been duly executed and delivered by Harbinger and constitutes the legal, valid and binding obligation of Harbinger, enforceable against Harbinger in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles, the discretion of courts in granting equitable remedies and public policy considerations.

         (b) Each of the Stockholders represents and warrants to Harbinger as follows:

         (i) The execution, delivery and performance of this Agreement by such Stockholder will not violate any provision of law, any order of any court or any agency of government, or any provision of any material indenture or agreement or other instrument to


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      which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under such material indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of such Stockholder; and

         (ii) This Agreement has been duly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles, the discretion of courts in granting equitable remedies and public policy considerations. In the case of any person who executes this Agreement in a fiduciary capacity, including, but not limited to as trustee, on behalf of any Premenos Stockholder, the terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon such Premenos Stockholder and the trust estate of such Premenos Stockholder.

         13. Miscellaneous.

         (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties to this Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of the parties to this Agreement whether so expressed or not.

         (b) All notices, requests, consents and other communications under this Agreement shall be in writing and delivered personally or by telecopy transmission or sent by registered or certified mail or by any express mail service, postage or fees prepaid, addressed as follows:

         TO HARBINGER:                  Harbinger Corporation
                                        1055 Lenox Park Boulevard
                                        Atlanta, Georgia 30319
                                        Attn: C. Tycho Howle
                                        Telecopy No.: (404) 848-2861

         with a copy to:                King & Spalding
                                        191 Peachtree Street
                                        Atlanta, Georgia  30303-1763
                                        Attn: William R. Spalding, Esq.
                                        Telecopy No.:  (404) 572-5145

         TO THE STOCKHOLDERS:           Lew Jenkins
                                        Premenos Technology Corp.
                                        1000 Burnett Avenue
                                        Concord, California 94520
                                        Telecopy No.: (510) 825-9184
         with a copy to:                Bryan Cave LLP
                                        245 Park Avenue
                                        New York, New York 10167
                                        Attn: Stephan J. Mallenbaum
                                        Telecopy No.: (212) 691-1800

or, in any case, at such other address or addresses and telecopy number or numbers as shall have been furnished in writing to Olympic (in the case of a Stockholder) or to the Representative (in the case of Harbinger).

         (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to Delaware's choice of law rules.

         (d) This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement.

         (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (f) The registration and other rights granted to the Stockholders under this Agreement are non-transferrable and cannot be assigned or transferred in any manner to any third-party without the prior written consent of Harbinger.

         (g) With the written consent of the holders of the then outstanding Registration Shares and the written consent of Harbinger, the obligations of Harbinger and the rights of the Stockholders under this Agreement may be waived or modified (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely).

         (h) If any provision of this Agreement or the application of any such provision to any person or circumstance shall preclude the use of "pooling of interests" accounting treatment in connection with the Merger, then such provision shall be of no force and effect to the extent, and solely to the extent, necessary to preserve such accounting treatment for the Merger, and in that event, the remainder of this Agreement shall not be affected, and in lieu of such provision there shall be added as part of this Agreement a provision as similar in terms as may be possible for the Merger to be treated as a "pooling of interests" for accounting purposes.

         (i) In the event of the death or incapacity of the Representative, the executor, guardian or other representative of the Representative's estate shall have the authority under this Agreement to act as Representative under this Agreement or to appoint a successor to act as Representative under this Agreement, provided any such successor or Representative is reasonably acceptable to Harbinger.

         Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this letter (herein sometimes called this "Agreement") shall be a binding agreement between Harbinger and the Stockholders.

                                            Very truly yours,

                                            HARBINGER CORPORATION
Attest:

By:/s/ Loren B. Wimpfheimer                 By: /s/ James C. Davis
   ------------------------------              -------------------------------
   Title: Director, Legal Affairs              Title: President and Chief
          ------------------------                    Operating Officer
                                                      ------------------------

                                            AGREED TO AND ACCEPTED AS OF
                                            THE DATE FIRST ABOVE WRITTEN.


Witness:                                    LAW JENKINS

By:/s/ Stephan J. Mallenbaum                /s/ Law Jenkins
   --------------------------               --------------------------------



                                            AGREED TO AND ACCEPTED AS OF
                                            THE DATE FIRST ABOVE WRITTEN.


Witness:                                    FRANCIS R. WAGNER

By:/s/ R. Reilley                           /s/ Francis R. Wagner
   --------------------------               --------------------------------



                                            AGREED TO AND ACCEPTED AS OF
                                            THE DATE FIRST ABOVE WRITTEN.


Witness:                                    TIMOTHY A. DREISBACH

By:Dale W. Marquart                         /s/ Timothy A. Dreisbach
   --------------------------               --------------------------------



                                            AGREED TO AND ACCEPTED AS OF
                                            THE DATE FIRST ABOVE WRITTEN.


Witness:                                    WILLIAM O. STUDEMAN

By:/s/                                      /s/ William O. Studeman
   --------------------------               --------------------------------



                                            AGREED TO AND ACCEPTED AS OF
                                            THE DATE FIRST ABOVE WRITTEN.


Witness:                                    STEPHAN J. MALLENBAUM

By: /s/ Alandra Murphy                       /s/ Stephan J. Mallenbaum
   --------------------------               --------------------------------



                                            AGREED TO AND ACCEPTED AS OF
                                            THE DATE FIRST ABOVE WRITTEN.


Witness:                                    DAVID HILDES

By:/s/ Alandra Murphy                       /s/ David Hildes
   --------------------------               --------------------------------



                                            AGREED TO AND ACCEPTED AS OF
                                            THE DATE FIRST ABOVE WRITTEN.


Witness:                                    H. WARD WOLFF

By: /s/ Dale Marquart                       /s/ H. Ward Wolff
   --------------------------               --------------------------------



                                            AGREED TO AND ACCEPTED AS OF
                                            THE DATE FIRST ABOVE WRITTEN.


Witness:                                    GERRY DIAMOND

By:/s/ Dale Marquart                        /s/ Gerry Diamond
   --------------------------               --------------------------------



                                            AGREED TO AND ACCEPTED AS OF
                                            THE DATE FIRST ABOVE WRITTEN.


                                            STOCKHOLDER

Witness:                                    RONALD J. GRIFFITH

By:                                         /s/ Ronald J. Griffith
   ----------------------------             --------------------------------
























      [Stockholder Signature Counterpart to Registration Rights Agreement]

                                     Annex I

Lew Jenkins

David Hildes

Timothy A. Dreisbach

Francis R. Wagner

Stephan J. Mallenbaum

H. Ward Wolff

Gerry Diamond

William O. Studeman

Ronald J. Griffith